Exhibit 2.35

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App LLC.

2. The name of the registered series is Landa App LLC - 8654 Ashley Way Douglasville GA LLC.

By: Yishai Cohen
Authorized Person

Name: Yishai Cohen
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:10 PM 09/29/2021
FILED 05:10 PM 09/29/2021
SR 20213380998 - File Number 6271162